Exhibit 99.1

PROG Holdings Reports First Quarter 2025 Results
•Consolidated revenues of $684.1 million; Net earnings of $34.7 million
•Adjusted EBITDA of $70.3 million
•Diluted EPS of $0.83; Non-GAAP Diluted EPS of $0.90
•Progressive Leasing GMV of $402.0 million
•Four Technologies grows GMV 145.7%; Attains quarterly positive Adjusted EBITDA

SALT LAKE CITY, April 23, 2025 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the first quarter ended March 31, 2025.
"We're pleased to report first quarter results with both earnings and non-GAAP diluted EPS coming in above the high end of our outlook - a reflection of disciplined execution across the business" said PROG Holdings President and CEO, Steve Michaels. "Our ecosystem strategy is continuing to progress with Four, our BNPL platform, delivering triple-digit GMV growth for the sixth quarter in a row, while achieving its first quarter of positive adjusted EBITDA. Additionally, our cross-sell initiatives are starting to show real traction and are contributing to Progressive Leasing's GMV."
Michaels continued, "regarding Progressive Leasing's GMV, we felt the impact of the loss of a major retail partner due to its bankruptcy in late 2024. But even with that headwind, we delivered application and GMV growth across the rest of the business, thanks to the execution of our strategic and operational initiatives in sales, marketing, and technology. Those efforts are helping us win balance of share with several of our key partners. The Progressive Leasing team also continues to proactively manage the portfolio as we target annual write-offs in the range of 6-8%. The macro backdrop deteriorated as the quarter progressed, and our retail partners and customers are not immune to those challenges. But we're focused on what we can control - executing our strategy, managing the portfolio, and remaining disciplined with spend. Our business model is resilient and has delivered strong results in many different economic environments. Even with the current macroeconomic uncertainty resulting in a downward revision to our full year outlook, we're generating strong profitability and cash flows which we believe will allow us to come through this challenging period stronger and better equipped to support our retail partners and consumers" concluded Michaels.

Consolidated Results
Consolidated revenues for the first quarter of 2025 were $684.1 million, an increase of 6.6% from the same period in 2024.
Consolidated net earnings for the quarter were $34.7 million, compared with $22.0 million in the prior year period. The effective income tax rate was 26.5% in the first quarter. Adjusted EBITDA for the quarter was $70.3 million, or 10.3% of revenues, compared with $72.6 million, or 11.3% of revenues for the same period in 2024.
Diluted earnings per share for the first quarter of 2025 were $0.83, compared with $0.49 in the year ago period. On a non-GAAP basis, diluted earnings per share were essentially flat at $0.90 in the first quarter of 2025, compared with $0.91 for the same period in 2024. The Company's diluted weighted average shares outstanding in the first quarter were 6.0% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's first quarter GMV of $402.0 million was down 4.0% compared to the same period in 2024. The provision for lease merchandise write-offs for the quarter was 7.4%, within the Company's 6-8% targeted annual range.
Liquidity and Capital Allocation
PROG Holdings ended the first quarter of 2025 with cash of $213.3 million and gross debt of $600.0 million. The Company repurchased $26.1 million of its stock in the quarter at an average price of $27.90 per share, leaving $335.2 million of repurchase capacity under its $500 million share repurchase program. Additionally, the Company paid a quarterly cash dividend of $0.13 per share.

2025 Outlook
In light of the deterioration in the macroeconomic environment since the Company issued its full-year outlook on February 19, 2025, the Company is updating its full year 2025 outlook for revenue and earnings as well as providing guidance for the second quarter of 2025. The updated outlook below assumes a difficult operating environment with soft demand for consumer durable goods, no material changes in the Company's current decisioning posture, an effective tax rate for Non-GAAP EPS of approximately 28%, and no impact from additional share repurchases. Additionally, the company has not assumed a recession which, among other factors, would likely be accompanied by a rise in the unemployment rate.

	Revised 2025 Outlook		Previous 2025 Outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total Revenues	$2,425,000	$2,500,000	$2,515,000	$2,590,000
PROG Holdings - Net Earnings	109,000	125,000	115,500	133,500
PROG Holdings - Adjusted EBITDA	245,000	265,000	260,000	280,000
PROG Holdings - Diluted EPS	2.62	3.01	2.82	3.22
PROG Holdings - Diluted Non-GAAP EPS	2.90	3.30	3.10	3.50

Progressive Leasing - Total Revenues	2,300,000	2,360,000	2,385,000	2,445,000
Progressive Leasing - Earnings Before Taxes	168,000	185,000	181,000	195,000
Progressive Leasing - Adjusted EBITDA	245,000	261,000	260,000	275,000

Vive - Total Revenues	60,000	65,000	65,000	70,000
Vive - Loss Before Taxes	(5,000)	(3,500)	(5,500)	(2,500)
Vive - Adjusted EBITDA	(2,500)	(1,000)	(2,500)	—

Other - Total Revenues	65,000	75,000	65,000	75,000
Other - Loss Before Taxes	(9,000)	(7,500)	(9,000)	(6,000)
Other - Adjusted EBITDA	2,500	5,000	2,500	5,000

	Three Months Ended June 30, 2025 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$575,000	$595,000
PROG Holdings - Net Earnings	28,000	32,000
PROG Holdings - Adjusted EBITDA	61,000	66,000
PROG Holdings - Diluted EPS	0.68	0.77
PROG Holdings - Diluted Non-GAAP EPS	0.75	0.85

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, April 23, 2025, at 8:30 A.M. ET to discuss its financial results for the first quarter of 2025. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continuing", “starting”, “target”, “uncertainty”, "believe", “will”, "outlook", “assumes” and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro-economic environment and, in particular, the unfavorable effects on our businesses from the impacts of inflation, a higher cost of living, the imposition of significant tariffs on imported goods and elevated interest rates, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our retail partners sell, in particular consumer durables, such as home appliances, electronics and furniture; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; (c) the availability of consumer credit; and (d) our overall financial performance and outlook; (ii) the impact of the uncertain macro-economic environment on our proprietary algorithms and decisioning tools that we use to approve customers such that they are no longer indicative of our customers’ ability to perform, which in turn may limit the ability of our businesses to manage risk, avoid lease and loan charge-offs and may result in insufficient reserves to cover actual losses; (iii) a large percentage of Progressive Leasing's revenue being concentrated with several key retail partners, and the loss of any of these retail partner relationships materially and adversely affecting several aspects of our performance; (iv) Progressive Leasing being unable to attract additional retail partners and retain and grow its relationships with its existing retail partners, resulting in several aspects of our performance being materially and adversely affected; (v) Progressive Leasing being unable to attract new consumers and retain and grow its relationships with its existing customers materially and adversely affecting several aspects of our performance; (vi) Vive and Four’s business models differing significantly from Progressive Leasing’s lease-to-own business, which means each of these businesses have different risk profiles; (vii) our efforts to modernize and enhance certain enterprise-wide information management systems and technologies adversely impacting our businesses and operations; (viii) our inability to protect confidential, proprietary, or sensitive information, including the confidential information of our customers, being adversely affected by cyber-attacks or similar disruptions, which may result in significant costs, litigation and reputational damage or otherwise have a material adverse impact on several aspects of our performance; (ix) the inability of our businesses to successfully operate in highly and increasingly competitive industries materially and adversely affecting several aspects of our performance; (x) our business, results of operations, financial condition, and prospects being materially and adversely affected due to Progressive Leasing failing to maintain a consistently high level of consumer satisfaction and trust in its brand; (xi) our businesses being subject to extensive federal, state and local laws and regulations, including certain laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties, remediation expenses and compliance-related burdens that may result in them changing the manner in which they operate, which may be materially adverse to several aspects of our performance; (xii) our performance being materially and adversely affected due to the transactions offered to consumers by our businesses being negatively characterized by federal, state and local government officials, consumer advocacy groups and the media; (xiii) our capital allocation strategy and financial policies, including our current stock repurchase and dividend programs, as well as any potential debt repurchase program not being effective at enhancing shareholder value, or providing other benefits we expect; (xiv) any significant disruption in our vendors' information technology systems, or disruptions in the information our businesses rely on in their lease and loan decisioning, materially and adversely affecting several aspects of our performance; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025. Statements in this press release that are "forward-looking" include without limitation statements about: (i) the progress of our ecosystem strategy and cross-sell initiatives and the benefits we expect from them; (ii) growing our balance of share with key retail partners; (iii) the performance of our lease portfolio, including our annual write-offs; and (iv) our outlook for the remainder of 2025, including the guidance we provide for the second quarter. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended
	March 31,
	2025	2024
REVENUES:
Lease Revenues and Fees	$651,557	$620,550
Interest and Fees on Loans Receivable	32,531	21,320
	684,088	641,870
COSTS AND EXPENSES:
Depreciation of Lease Merchandise	460,443	431,571
Provision for Lease Merchandise Write-offs	48,018	43,141
Operating Expenses	119,306	127,341
	627,767	602,053
OPERATING PROFIT	56,321	39,817
Interest Expense, Net	(9,090)	(8,250)
EARNINGS BEFORE INCOME TAX EXPENSE	47,231	31,567
INCOME TAX EXPENSE	12,513	9,601
NET EARNINGS	$34,718	$21,966
EARNINGS PER SHARE
Basic	$0.85	$0.50
Diluted	$0.83	$0.49
CASH DIVIDENDS DECLARED PER SHARE:
Common Stock	$0.13	$0.12
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	40,841	43,695
Diluted	41,851	44,528

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	March 31, 2025	December 31, 2024
ASSETS:
Cash and Cash Equivalents	$213,301	$95,655
Accounts Receivable (net of allowances of $73,868 in 2025 and $71,607 in 2024)	66,576	80,225
Lease Merchandise (net of accumulated depreciation and allowances of $443,055 in 2025 and $440,831 in 2024)	555,399	680,242
Loans Receivable (net of allowances and unamortized fees of $56,566 in 2025 and $57,342 in 2024)	135,411	146,985
Property and Equipment, Net	21,227	21,443
Operating Lease Right-of-Use Assets	3,729	4,035
Goodwill	296,061	296,061
Other Intangibles, Net	69,775	73,775
Income Tax Receivable	9,342	10,644
Deferred Income Tax Assets	26,472	26,472
Prepaid Expenses and Other Assets	72,620	78,230
Total Assets	$1,469,913	$1,513,767
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$110,773	$93,190
Deferred Income Tax Liabilities	64,392	74,320
Customer Deposits and Advance Payments	36,246	40,917
Operating Lease Liabilities	10,167	11,496
Debt, Net	593,887	643,563
Total Liabilities	815,465	863,486
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at March 31, 2025 and December 31, 2024; Shares Issued: 82,078,654 at March 31, 2025 and December 31, 2024	41,039	41,039
Additional Paid-in Capital	345,282	358,538
Retained Earnings	1,498,703	1,469,450
	1,885,024	1,869,027
Less: Treasury Shares at Cost
Common Stock: 41,724,642 Shares at March 31, 2025 and 41,262,901 at December 31, 2024	(1,230,576)	(1,218,746)
Total Shareholders’ Equity	654,448	650,281
Total Liabilities & Shareholders’ Equity	$1,469,913	$1,513,767

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES:
Net Earnings	$34,718	$21,966
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	460,443	431,571
Other Depreciation and Amortization	6,122	8,018
Provisions for Accounts Receivable and Loan Losses	98,958	85,405
Stock-Based Compensation	7,902	6,642
Deferred Income Taxes	(9,928)	(8,656)
Impairment of Assets	—	6,018
Non-Cash Lease Expense	(1,025)	(615)
Other Changes, Net	(15)	115
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(385,254)	(400,479)
Book Value of Lease Merchandise Sold or Disposed	49,654	44,916
Accounts Receivable	(70,947)	(68,520)
Prepaid Expenses and Other Assets	5,533	1,829
Income Tax Receivable and Payable	22,200	21,076
Accounts Payable and Accrued Expenses	(3,761)	(11,358)
Customer Deposits and Advance Payments	(4,671)	(2,195)
Cash Provided by Operating Activities	209,929	135,733
INVESTING ACTIVITIES:
Investments in Loans Receivable	(165,883)	(76,963)
Proceeds from Loans Receivable	163,753	75,448
Purchases of Property and Equipment	(1,962)	(2,096)
Proceeds from Sale of Property and Equipment	—	14
Cash Used in Investing Activities	(4,092)	(3,597)
FINANCING ACTIVITIES:
Repayments on Revolving Facility	(50,000)	—
Dividends Paid	(5,265)	(5,221)
Acquisition of Treasury Stock	(26,119)	(24,437)
Issuance of Stock Under Stock Option and Employee Purchase Plans	325	123
Cash Paid for Shares Withheld for Employee Taxes	(7,048)	(5,191)
Debt Issuance Costs	(84)	—
Cash Used in Financing Activities	(88,191)	(34,726)
Increase in Cash and Cash Equivalents	117,646	97,410
Cash and Cash Equivalents at Beginning of Period	95,655	155,416
Cash and Cash Equivalents at End of Period	$213,301	$252,826
Net Cash Paid (Received) During the Period:
Interest	$509	$224
Income Taxes	$300	$(3,836)

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	March 31, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$651,557	$—	$—	$651,557
Interest and Fees on Loans Receivable	—	15,660	16,871	32,531
Total Revenues	$651,557	$15,660	$16,871	$684,088

	(Unaudited)
	Three Months Ended
	March 31, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$620,550	$—	$—	$620,550
Interest and Fees on Loans Receivable	—	16,051	5,269	21,320
Total Revenues	$620,550	$16,051	$5,269	$641,870

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended March 31,
	2025	2024
Progressive Leasing	$401,962	$418,512
Vive	36,272	31,602
Other	119,863	48,791
Total GMV	$558,097	$498,905

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share for the full year 2025 and second quarter 2025 outlook excludes intangible amortization expense. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three months ended March 31, 2025 exclude intangible amortization expense, restructuring expenses, and costs related to the cybersecurity incident, net of insurance recoveries. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three months ended March 31, 2024 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and diluted earnings per share to non-GAAP net earnings and diluted earnings per share table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the full year 2025 and second quarter 2025 outlook excludes stock-based compensation expense. Adjusted EBITDA for the three months ended March 31, 2025 excludes stock-based compensation expense, restructuring expenses, and costs related to the cybersecurity incident, net of insurance recoveries. Adjusted EBITDA for the three months ended March 31, 2024 excludes stock-based compensation expense, restructuring expenses, and costs related to the cybersecurity incident. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Diluted Earnings Per Share to
Non-GAAP Net Earnings and Diluted Earnings Per Share
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2025	2024
Net Earnings	$34,718	$21,966
Add: Intangible Amortization Expense	4,001	5,650
Add: Restructuring Expense	6	18,014
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	(24)	116
Less: Tax Impact of Adjustments(1)	(1,036)	(6,183)
Add: Accrued Interest on Uncertain Tax Position	—	1,078
Non-GAAP Net Earnings	$37,665	$40,641
Diluted Earnings Per Share	$0.83	$0.49
Add: Intangible Amortization Expense	0.10	0.13
Add: Restructuring Expense	—	0.40
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	—	—
Less: Tax Impact of Adjustments(1)	(0.02)	(0.14)
Add: Accrued Interest on Uncertain Tax Position	—	0.02
Non-GAAP Diluted Earnings Per Share(2)	$0.90	$0.91
Diluted Weighted Average Shares Outstanding	41,851	44,528
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	March 31, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$34,718
Income Tax Expense(1)				12,513
Earnings (Loss) Before Income Tax Expense	$48,625	$(833)	$(561)	47,231
Interest Expense, Net	7,163	186	1,741	9,090
Depreciation	1,357	147	617	2,121
Amortization	3,771	—	230	4,001
EBITDA	60,916	(500)	2,027	62,443
Stock-Based Compensation	6,307	312	1,283	7,902
Restructuring Expense	6	—	—	6
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	(24)	—	—	(24)
Adjusted EBITDA	$67,205	$(188)	$3,310	$70,327
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three Months Ended
	March 31, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$21,966
Income Tax Expense(1)				9,601
Earnings (Loss) Before Income Tax Expense	$35,453	$918	$(4,804)	31,567
Interest Expense, Net	8,567	—	(317)	8,250
Depreciation	1,810	166	392	2,368
Amortization	5,421	—	229	5,650
EBITDA	51,251	1,084	(4,500)	47,835
Stock-Based Compensation	4,711	338	1,593	6,642
Restructuring Expense	18,014	—	—	18,014
Costs Related to the Cybersecurity Incident	116	—	—	116
Adjusted EBITDA	$74,092	$1,422	$(2,907)	$72,607
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2025 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2025 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$109,000 - $125,000
Income Tax Expense(1)				45,000 - 49,000
Projected Earnings (Loss) Before Income Tax Expense	$168,000 - 185,000	$(5,000) - $(3,500)	$(9,000) - $(7,500)	154,000 - 174,000
Interest Expense, Net	30,000 - 28,000	1,000	6,000	37,000 - 35,000
Depreciation	6,000	500	2,500	9,000
Amortization	15,000	—	1,000	16,000
Projected EBITDA	219,000 - 234,000	(3,500) - (2,000)	500 - 2,000	216,000 - 234,000
Stock-Based Compensation	26,000 - 27,000	1,000	2,000 - 3,000	29,000 - 31,000
Projected Adjusted EBITDA	$245,000 - $261,000	$(2,500) - $(1,000)	$2,500 - $5,000	$245,000 - $265,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previous Full Year 2025 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2025 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$115,500 - $133,500
Income Tax Expense(1)				51,000 - 53,000
Projected Earnings (Loss) Before Income Tax Expense	$181,000 - $195,000	$(5,500) - $(2,500)	$(9,000) - $(6,000)	166,500 - 186,500
Interest Expense, Net	30,000 - 28,000	1,500 - 1,000	6,000 - 5,000	37,500 - 34,000
Depreciation	6,000 - 7,000	500	2,500	9,000 - 10,000
Amortization	15,000	—	1,000	16,000
Projected EBITDA	232,000 - 245,000	(3,500) - (1,000)	500 - 2,500	229,000 - 246,500
Stock-Based Compensation	28,000 - 30,000	1,000	2,000 - 2,500	31,000 - 33,500
Projected Adjusted EBITDA	$260,000 - $275,000	$(2,500) - $0	$2,500 - $5,000	$260,000 - $280,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended June 30, 2025 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended June 30, 2025
Consolidated Total
Estimated Net Earnings	$28,000 - $32,000
Income Tax Expense(1)	11,000 - 12,000
Projected Earnings Before Income Tax Expense	39,000 - 44,000
Interest Expense, Net	8,000
Depreciation	2,000
Amortization	4,000
Projected EBITDA	53,000 - 58,000
Stock-Based Compensation	8,000
Projected Adjusted EBITDA	$61,000 - $66,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2025 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Full Year 2025
	Low	High
Projected Diluted Earnings Per Share	$2.62	$3.01
Add: Projected Intangible Amortization Expense	0.39	0.39
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.10)	(0.10)
Projected Non-GAAP Diluted Earnings Per Share(2)	$2.90	$3.30
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previous Full Year 2025 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Full Year 2025
	Low	High
Projected Diluted Earnings Per Share	$2.82	$3.22
Add: Projected Intangible Amortization Expense	0.38	0.38
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.10)	(0.10)
Projected Non-GAAP Diluted Earnings Per Share(2)	$3.10	$3.50
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended June 30, 2025 Outlook for Diluted
Earnings Per Share to Non-GAAP Diluted Earnings Per Share

	Three Months Ended June 30, 2025
	Low	High
Projected Diluted Earnings Per Share	$0.68	$0.77
Add: Projected Intangible Amortization Expense	0.10	0.10
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.03)	(0.03)
Projected Non-GAAP Diluted Earnings Per Share(2)	$0.75	$0.85
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.